Exhibit 10.14

INVESTOR RIGHTS
AGREEMENT dated as of the Original Issue Date (this “Agreement”) among UAP HOLDING CORP., a Delaware corporation (the “Company”) and the HOLDERS that are parties hereto.

WHEREAS, each Holder deems it to be in the best interest of the Company and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Holders hereby set forth herein their agreement with respect to the Common Stock, Preferred Stock and Options owned by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Affiliate” of the Company or the Apollo Group means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or the Apollo Group, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

“Affiliate” of a Holder (other than the Apollo Group) means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family members in the event such individual Holder or any such immediate family members becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P or its Affiliates.

“Apollo Group” means Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P. and each of their respective Affiliates.

“Asset Sale” means the sale of all or substantially all of the assets of the Company to a Person or Group which is not an Affiliate of the Apollo Group.

“Bankruptcy Event” means, with respect to any Non-Apollo Group Holder, (i) such holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such holder shall file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction; (iv) such holder shall make a general assignment for the benefit of his, her or its creditors; (v) a petition shall have been filed against such Non-Apollo Group Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction; or (vi) a court of competent jurisdiction shall have entered an order, judgment or decree appointing a receiver or trustee for such Non-Apollo Group Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Cause” means, with respect to the termination of employment of any Non-Apollo Group Holder by the Company: (i) if such Non-Apollo Group Holder is at the time of termination a party to an employment or retention agreement with the Company which defines such term, the meaning given therein, and (ii) in all other cases, the termination by the Company of a Non-Apollo Group Holder’s employment based on such Non-Apollo Group Holder’s (a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Non-Apollo Group Holder or the Company or economic injury to the Company, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Non-Apollo Group Holder or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or (c) material breach of this Agreement or any other agreement entered into between the Non-Apollo Group Holder and the Company or any of its subsidiaries or affiliates after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company.

“Come Along Option” has the meaning ascribed to such term in Section 2(b).

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Control Disposition” means a Disposition which would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Group a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or

Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock).

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock or Preferred Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock or Preferred Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock or Preferred Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Non-Apollo Group Holder’s assets or (b) as a part of any reorganization of a Non-Apollo Group Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws

“Eligible Offerees” means the Company and the Apollo Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to any Non-Apollo Group Holder: (i) if such Non-Apollo Group Holder is a party to any agreement with the Company which defines such term, the meaning given therein, and (ii) in all other cases:

(a) With respect to any series or class of capital stock, the per share fair market value, as such fair market value was last determined in good faith by the Board prior to the date of determination or, if the Board determines in good faith that such fair market value has materially changed from the amounts as last determined by the Board prior to the date of determination, the fair market value as determined in good faith by the Board as of the most recent practicable date prior to the date of determination.

(b) With respect to shares of Preferred Stock, the fair market value initially will be Original Cost plus the value of accrued but unpaid dividends.

(c) Notwithstanding anything to the contrary contained in (a) and (b) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the fair market value of such securities shall be the most recent closing trading price of such securities on the business day immediately prior to the date of determination as determined by the Board of Directors in good faith.

(d) At any time in which the Board is permitted to determine the Fair Market Value of any security in accordance with the (a) and (b) above, neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at such Fair Market Value even though the Fair Market Value, as so determined, may be more or less than actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such director, officer, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value. The fair market value of Common Stock or Preferred Stock, as the case may be, as of the date of this Agreement and until the first determination of fair market value thereof by the Board shall be deemed to be Original Cost, subject to appropriate adjustment by the Board for stock splits, stock dividends, combinations and similar transactions.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holders” means the holders of securities of the Company who are parties hereto.

“IRA” has the meaning ascribed to such term in Section 3.2(c).

“Management Holder” means Holders who are employed or serve as consultants or directors to the Company or any of its subsidiaries.

“Non-Apollo Group Holders” means Holders other than the Apollo Group.

“Option” means the options issued to Holders pursuant to the Company’s 2003 Stock Option Plan, as it is amended, supplemented or restated from time to time, or any other option plan approved by the Company.

“Original Cost” means:

(a) With respect to a share of Common Stock, the price per share paid by the Apollo Group for its shares of Common Stock on the date of consummation of the transactions contemplated by the Stock Purchase Agreement dated October 29, 2003, by and among the Company, ConAgra Foods, Inc., and United Agri Products, Inc., subject to appropriate adjustment by the Board for stock splits, stock dividends, combinations and similar transactions; and

(b) With respect to a share of Preferred Stock, $1,000 per share, subject to appropriate adjustment by the Board for stock splits, stock dividends, combinations and similar transactions.

“Original Issue Date” means the date of issuance of a share of Common Stock or Preferred Stock to a Non-Apollo Group Holder.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggy-Back Registration Rights” has the meaning ascribed to such term in Section 4.

“Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value, $.001 per share, issued and outstanding as of the Original Issue Date or any exchange debentures issued in exchange for such preferred stock pursuant to its terms.

“Proportionate Percentage” means, with respect to any Holder, (i) in respect of shares of Common Stock, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Common Stock held by such Holder (including any shares of Common Stock that such Holder purchases pursuant to any Option exercised in connection with a Tag Along Transaction or any shares distributed pursuant to any deferred compensation plan in connection with a Tag Along Transaction) and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (including any shares of Common Stock that such Holder purchases pursuant to any Option exercised in connection with a Tag Along Transaction or any shares distributed pursuant to any deferred compensation plan in connection with a Tag Along Transaction) and (ii) in respect of the Preferred Stock, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Preferred Stock held by such Holder and the denominator of which is the total number of shares of Preferred Stock outstanding at the time of determination.

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock or Preferred Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f).

“Purchase Price” means (i) in the case of a Bankruptcy Event, the resignation by the Management Holder as an employee of the Company or any of its subsidiaries during the 12 month period commencing on the Original Issue Date, or the termination of a Management Holder’s relationship with the Company or any of its subsidiaries for Cause, the lower of the Original Cost or the Fair Market Value and (ii) in all other cases, the Fair Market Value.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock sold in such offering is at least $75,000,000.

“Qualified Preferred Public Offering” means an underwritten public offering of Preferred Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Preferred Stock sold in such offering is at least $50,000,000.

“Repurchase Event” means, with respect to a Management Holder, (i) such Management Holder shall cease to be employed by the Company or any of its subsidiaries for any reason; (ii) the death of such Management Holder or (iii) a Bankruptcy Event shall have occurred with respect to such Management Holder.

“Required Voting Percentage” means a majority of the shares of Common Stock outstanding owned by the Holders (other than the Apollo Group) as of the date the vote is taken and the vote of the shares of Common Stock owned by the Apollo Group.

“Sale Notice” has the meaning ascribed to such term in Section 2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subject Employee” has the meaning ascribed to such term in Section 3.2(c).

“Tag Along Holder” has the meaning ascribed to such term in Section 2(a).

“Tag Along Notice” has the meaning ascribed to such term in Section 2(a).

“Tag Along Transaction” has the meaning ascribed to such term in Section 2(a).

Section 2. Certain Dispositions.

(a) Tag Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering or Qualified Preferred Public Offering, if the Apollo Group desires to effect any sale or transfer of shares of Common Stock or Preferred Stock to any third party following which (when aggregated with all prior such sales or transfers) the Apollo Group shall have disposed of at least 10% of number of shares of Common Stock or Preferred Stock, as applicable, that the Apollo Group owned as of the time Original Issue Date to a transferee or Group (a “Tag Along Transaction”), it shall give written notice to the Non-Apollo Group Holders offering such Non-Apollo Group Holders the option to participate in such Tag Along Transaction. The notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee or Group (a “Sale Notice”).

(ii) Each of the Non-Apollo Group Holders may, by written notice to the Apollo Group (a “Tag Along Notice”) delivered within ten (10) days after the date of the Sale Notice (each such Non-Apollo Group Holder delivering such timely notice being a “Tag Along Holder”), elect to sell in such Tag Along Transaction, which will not exceed such Holder’s Proportionate Percentage of the total number of the number of shares of Common Stock or Preferred Stock, as applicable, that the Apollo Group proposes to sell or transfer in the applicable Tag Along Transaction. This number may include shares of Common Stock and Preferred Stock to be distributed to such Tag Along Holder in connection with such Tag Along Transaction from any deferred compensation plan or which such Tag Along Holder may obtain by exercising any Options held by the Tag Along Holder that are vested as of the date of such Tag Along Notice or which would vest in connection with such Tag Along Transaction (collectively the “Deemed Held Shares”).

(iii) If none of the Non-Apollo Group Holders delivers a timely Tag Along Notice, then the Apollo Group may thereafter consummate the Tag Along Transaction, on substantially the same terms and conditions as are described in the Sale Notice for a period of one hundred twenty (120) days thereafter. In the event the Apollo Group has not consummated the Tag Along Transaction within such one hundred twenty (120) day period, the Apollo Group shall not thereafter consummate a Tag Along Transaction, without first providing a Sale Notice and an opportunity to the Tag Along Holders to sell in the manner provided above. If one or more of the Non-Apollo Group Holders gives the Apollo Group a timely Tag Along Notice, then the Apollo Group shall use all reasonable efforts to cause the prospective transferee or Group to agree to acquire all shares identified in all timely Tag Along Notices, upon the same terms and conditions as applicable to the shares held by the Apollo Group. If such prospective transferee or Group is unable or unwilling to acquire all shares proposed to be included in the Tag Along Transaction upon such terms, then the Apollo Group may elect to cancel such Tag Along Transaction or to allocate the maximum number of shares that each prospective transferee or Group is willing to purchase among the Apollo Group and the Tag Along Holders in the proportion that each such Tag Along Holder’s and the Apollo Group’s Proportionate Percentage bears to the total Proportionate Percentages of the Apollo Group and the Tag Along Holders (e.g., if the Sale Notice contemplated a Tag Along Transaction of 10% Proportionate Percentage by the Apollo Group, and if the Apollo Group at such time owns a 30% Proportionate Percentage and one Tag Along Holder who owns a 20% Proportionate Percentage elects to participate, then the Apollo Group would be entitled to sell a 6% Proportionate Percentage (30%/50% multiplied by the 10% Proportionate Percentage) and the Tag Along Holder would be entitled to sell a 4% Proportionate Percentage (20%/50% multiplied by the 10% Proportionate Percentage).

(iv) Notwithstanding the provisions of this Section 2(a), during the first twelve (12) months of this Agreement, the Apollo Group may transfer up to 25% of the shares of Common Stock or Preferred Stock then owned by it without complying with the provision of this Section 2(a).

(v) For purposes of this Section 2(a), any holder of Common Stock who has a contractual right to participate in such Tag Along Transaction or any other holder of Common Stock or Preferred Stock who is otherwise participating in such Tag Along Transaction with the consent of the Apollo Group shall be deemed to be a “Non-Apollo Group Holder” hereunder.

(b) Come Along Transaction.

(i) If the Apollo Group desires to effect a Tag Along Transaction, then in lieu of complying with the requirements of Section 2(a), the Apollo Group at its option (the “Come Along Option”) may require all Non-Apollo Group Holders to sell the same percentage of their respective shares of Common Stock or Preferred Stock (including their Deemed Held Shares) as the

Apollo Group desires to sell to the transferee or Group selected by the Apollo Group, at the same price per share and on the same terms and conditions as apply to those sold by the Apollo Group.

(ii) Each Non-Apollo Group Holder shall consent to and raise no objections against the Tag Along Transaction, and if the Tag Along Transaction is structured as (a) a merger or consolidation of the Company or an Asset Sale, each Non-Apollo Group Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (b) a sale of all the capital stock of the Company, the Non-Apollo Group Holders shall agree to sell all their shares of Common Stock or Preferred Stock which are the subject of the Tag Along Transaction (including their Deemed Held Shares). The Non-Apollo Group Holders shall take all necessary and desirable actions approved by the Apollo Group in connection with the consummation of the Tag Along Transaction, including obtaining Board consent to the Tag Along Transaction and the execution of such agreements and such instruments and other actions reasonably necessary to provide customary representations, warranties, and indemnities regarding title, as well as escrow arrangements relating to such Tag Along Transaction.

(c) The Company and the Non-Apollo Group Holder shall cooperate in causing any Deemed Held Shares that are ultimately included in a Tag Along Transaction to be delivered to the Non-Apollo Group Holder immediately prior to the closing of such Tag Along Transaction in order that the Non-Apollo Group Holder may exercise his rights under Section 2(a) or that the Apollo Group may exercise its rights under Section 2(b), as the case may be.

(d) Upon the closing of the sale of any shares of Common Stock or Preferred Stock (including any Deemed Held Shares) pursuant to this Section 2, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their shares of Common Stock or Preferred Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of good title to the shares to be sold and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 3. Transfers; Additional Parties.

3.1 Restrictions; Permitted Dispositions.

Without the consent of the Company, no Non- Apollo Group Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all shares of Common Stock and Preferred Stock held at any time by a Non-Apollo Group Holder (including without limitation to all shares of Common Stock acquired upon the exercise of any stock option or upon the distribution from any deferred compensation plan), regardless of the manner in which such Non-Apollo Group Holder initially acquired

Common Stock or Preferred Stock, as applicable. Notwithstanding the foregoing, the following Dispositions shall be permitted:

(a) By any Non-Apollo Group Holder (i) in the case of shares of Common Stock or Preferred Stock, with respect to a Public Sale in connection with the exercise of Piggyback Registration Rights in accordance with Section 4, (ii) subject to Section 4(c), a Public Sale of Common Stock, or (iii) any sale of Common Stock or Preferred Stock by a Management Holder following the expiration, without exercise, of the Repurchase Right in Section 5 following a Repurchase Event;

(b) By any individual Non-Apollo Group Holder during such Non-Apollo Group Holder’s lifetime to: (i) a guardian of the estate of such Non-Apollo Group Holder, (ii) an inter-vivos trust primarily for the benefit of such Non-Apollo Group Holder; (iii) an inter-vivos trust whose primary beneficiary is one or more of such Non-Apollo Group Holder’s lineal descendants (including lineal descendants by adoption); (iv) the spouse of such Non-Apollo Group Holder during marriage and not incident to divorce; or (v) such Non-Apollo Group Holder’s Affiliates;

(c) To any individual Non-Apollo Group Holder by: (i) a guardian of the estate of such Non-Apollo Group Holder; (ii) an inter-vivos trust whose primary beneficiary is such Non-Apollo Group Holder or one or more of such Non-Apollo Group Holder’s lineal descendants (including lineal descendants by adoption), (iii) the spouse of such Non-Apollo Group Holder during marriage and not incident to divorce; or (iv) such Non-Apollo Group Holder’s lineal descendants (including lineal descendants by adoption);

(d) With the consent of the Company, by any Non-Apollo Group Holder to a qualified retirement plan sponsored by the Non-Apollo Group Holder;

(e) By any qualified retirement plan referred to in paragraph 3.1(d) to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan;

(f) By any Non-Apollo Group Holder which is a trust, to any successor trust or successor trustee;

(g) By any Non-Apollo Group Holder pursuant to Section 2; and

(h) With the consent of the Company, by any Non-Apollo Group Holder to other entities for tax planning purposes.

In the event of a transaction involving a change of ownership interest or voting power of a Management Holder which avoids the restrictions on Dispositions provided in this Section 3.1, such transaction shall be deemed a Disposition by such Management Holder and an irrevocable “Offer,” and such Management Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all securities subject to the Offer to the Company and/or the Apollo Group for the Purchase Price. Offers under this Section 3.1 shall (a) be in writing; (b) be irrevocable for so long as the Company or Apollo

Group has the right to purchase any securities subject to the Offer; (c) be sent by the Offeror to the Company; and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Management Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Company and the Apollo Group stating that all Common Stock and Preferred Stock registered in the name of such Management Holder are securities subject to an Offer pursuant to this Section 3.1. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

3.2 Additional Parties.

(a) As a condition to the Company’s obligation to effect a transfer of Common Stock or Preferred Stock permitted by this Agreement on the books and records of the Company, any transferee (other than a transfer to or by any member of the Apollo Group, the Company or any subsidiary of the Company) shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company and upon execution of such Adoption Agreement such transferee shall have all the rights and obligations of a Non-Apollo Group Holder hereunder.

(b) In the event that any Person acquires shares of Common Stock or Preferred Stock from (i) a Non-Apollo Group Holder or any Affiliate or member of such Non-Apollo Group Holder’s Group or (ii) any direct or indirect transferee of a Non-Apollo Group Holder, such Person shall be subject to any and all obligations and restrictions of the Non-Apollo Group Holder (for whom the shares of Common Stock or Preferred Stock were purchased) hereunder, as if such Person was such Non-Apollo Group Holder named herein. Additionally, whenever a Management Holder makes a transfer of shares of Common Stock or Preferred Stock, such shares of Common Stock and/or Preferred Stock shall contain a legend so as to inform any transferee that such shares of Common Stock and/or Preferred Stock were held originally by a Management Holder and are subject to repurchase based on the employment of or events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock or Preferred Stock acquired from a Non-Apollo Group Holder by the Company, the Apollo Group or any of their Affiliates.

(c) Any shares of Common Stock or Preferred Stock acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its subsidiaries (the “Subject Employee”) shall be deemed to be a Non-Apollo Group Holder. Additionally, such Subject Employee shall be deemed to be a Non-Apollo Group Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock and/or Preferred Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3.2(b) above.

3.3 Securities Restrictions; Legends.

(a) No shares of Common Stock or Preferred Stock shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b) Each certificate representing shares of Common Stock and Preferred Stock shall (unless otherwise permitted by the provisions of paragraph (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF THE ORIGINAL ISSUE DATE AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) The holder of any shares of Common Stock or Preferred Stock by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any shares of Common Stock shall bear the legend set forth in paragraph (b) above unless (i) in such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section upon the transferability of any shares of Common Stock or Preferred Stock shall cease and terminate when (i) any such shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (c) above which does not require that the shares so transferred bear the legend set forth in paragraph (b) hereof, or (ii) the holder of such shares has met the requirements for transfer of such shares under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section.

Section 4. Piggy-Back Registration Rights.

(a) Participation. Subject to Section 4(b), if at any time after the date hereof the Company files a Registration Statement (i) in connection with the exercise of any demand rights by the Apollo Group or any other Holder or Holders possessing such rights, or (ii) in connection with which the Apollo Group exercises piggyback registration rights (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock or Preferred Stock, then the Company shall give prompt notice (the “Initial Notice”) to the Non-Apollo Group Holders and the Non-Apollo Group Holders shall be entitled to include in such Registration Statement the Registrable Securities (as defined in Section 4(h)) held by them. If the Non-Apollo Group Holders elect to include any or all of their Registrable Securities in such Registration Statement, then the Company shall give prompt notice (the “Piggyback Notice”) to each Holder (excluding the Non-Apollo Group Holders) and each such Holder shall be entitled to include in such Registration Statement the Registrable Securities held by it. The Initial Notice and Piggyback Notice shall offer the Non-Apollo Group Holders and the Holders, respectively, the right, subject to Section 4(b) (the “Piggy Back Registration Right”), to register such number of shares of Registrable Securities as each Non-Apollo Group Holder and each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock or Preferred Stock that is proposed to be included in such Registration Statement. Subject to Section 4(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice and seven (7) days after the Piggyback Notice has been given.

(b) Underwriter’s Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an Underwritten Offering (as defined in Section 4(h)) and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling Apollo Group and Non-Apollo Group Holders proportionately, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (other than the initial Underwritten Offering) shall be included in the following order:

(i) In the event of an exercise of any demand rights by the Apollo Group or any other Holder or Holders possessing such rights:

        (1) first, the securities held by the Persons requesting their securities be included in such registration pursuant to the terms of this Section 4 or pursuant to the Registration Rights Agreement of even date between the Company and the Apollo Group, pro rata based upon the number of securities of each class or series owned by each such Person at the time of such registration; and

        (2) second, the securities to be issued and sold by the Company in such registration.

(ii) In the event of an exercise of any piggyback registration rights by the Apollo Group or any other Holder or Holders possessing such rights:

        (1) first, the securities to be issued and sold by the Company in such registration; and

        (2) second, the securities held by the Persons requesting their securities be included in such registration pursuant to the terms of this Section 4 or pursuant to the Registration Rights Agreement of even date between the Company and the Apollo Group, pro rata based upon the number of securities of each class or series owned by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 4(b), if the managing underwriter for an initial Underwritten Offering advises the Company that the inclusion of all shares of Common Stock or Preferred Stock proposed to be included in any registration by any particular Non-Apollo Group Holder would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Non-Apollo Group Holder shall be reduced to the lower of the number of such shares that the managing underwriter advises that such holder may sell in the initial Underwritten Offering and the number of such shares calculated pursuant to the foregoing.

(c) Lock-Up. If the Company at any time shall register shares of Common Stock or Preferred Stock under the Securities Act for sale to the public, no Non-Apollo Group Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company.

(d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement. Notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (i) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (ii) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished by such selling Holder to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relive the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonably out-of-pocket costs and expenses (including reasonably attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of one each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 4(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Certain Definitions. For purposes of this Section 4:

(i) “Registrable Securities” shall mean shares of Common Stock and Preferred Stock; provided, that any Registrable Securities shall cease to be Registrable Securities when (I) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (II) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (III) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. Notwithstanding any other provision of this Section 4(h)(i), with respect to any Registration Statement that registers shares of Common Stock, “Registrable Securities” shall only include shares of Common Stock and with respect to any Registration Statement that registers shares of Preferred Stock, “Registrable Securities” shall only include shares of Preferred Stock.

(ii) “Underwritten Offering” means a sale of shares of Common Stock or Preferred Stock to an underwriter for reoffering to the public.

Section 5. Repurchase Rights.

(a) Company Repurchase Right. From and after a Repurchase Event with respect to any Management Holder, the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock and Preferred Stock held by such holder in accordance with this Section 5 for the Purchase Price. The Company or any of its subsidiaries may exercise its right to purchase such shares of Common Stock and shares of Preferred Stock until the six month anniversary of the Repurchase Event. The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares.

(b) Apollo Group Repurchase Right. The Company or its applicable subsidiary shall give written notice to the Apollo Group stating whether it will exercise such purchase rights. If such notice states that the Company and its subsidiaries will not exercise its purchase rights, the Apollo Group shall have the right to purchase the shares of Common Stock and shares of Preferred Stock on the same terms and conditions as the Company and its subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) the Repurchase Date.

(c) Closing. The closing of the purchase or sale of the shares of Common Stock and shares of Preferred Stock, pursuant to this Section 5 shall take place on a date designated by the Company, one of its subsidiaries, or the Apollo Group, as applicable; provided that the closing will be deferred until such time as the applicable Management Holder has held the shares of Common Stock and/or Preferred Stock for a period of at least six months and one day. The Company, one of its subsidiaries, or the Apollo Group, as applicable, will pay for the shares of Common Stock and shares of Preferred Stock purchased or sold pursuant to this Section 5 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock and shares of Preferred Stock, duly endorsed for transfer to the Company or the Apollo Group. The Company shall have the right to record such transfer on its books and records without the consent of the Management Holder.

(d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of shares of Common Stock and shares of Preferred Stock by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law and in the Company’s and its respective subsidiaries’ debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the purchase of the shares of Common Stock and shares of Preferred Stock hereunder which the Company is otherwise entitled or required to make, then the Company shall make such purchases within thirty (30) days of the date that it is permitted to do so under such restrictions. Notwithstanding anything to the contrary contained in this Agreement, the Company and its subsidiaries may not effectuate any transaction contemplated by this Section 5 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Company’s indebtedness. If any restrictions imposed by agreements evidencing the Company’s indebtedness prevent or restrict the purchase of the shares, the Company shall use all commercially reasonable efforts to obtain a waiver of such restrictions (it being understood that the Company is not to required to seek such waiver if it incurs, or is reasonably likely to incur, any expenses other than deminimis expenses in attempting to obtain such waiver). In the event that shares of Common Stock and shares of Preferred Stock are purchased or sold pursuant to this Section 5, the Management Holder, and such Management Holder’s successors, assigns or representatives, will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

Section 6. Voting Agreement.

(a) Voting of the Shares. From the date hereof until the termination of the this Agreement pursuant to Section 8(e) hereof (the “Term”), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Trustee (as such term is defined in the Trust Agreement for the Company’s 2003 Deferred Compensation Plan), for the benefit of each Non-Apollo Group Holder and with authority granted to the Trustee by each Non-Apollo Group Holder pursuant to this Agreement, hereby agrees to vote the shares of the Company’s common stock, par value $.001 per share, underlying each Non-Apollo Group Holder’s Deferred Common Stock Units (the “Shares”) at the direction of Apollo Management V, L.P. (“Apollo Management”), and in connection therewith, to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Apollo Management or its nominees to vote such Shares directly.

(b) Proxy. Each Non-Apollo Group Holder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Non-Apollo Group Holder’s Shares and constitutes and appoints Apollo Management, or any nominee of Apollo Management, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its “Proxy”), for and in its name, place and stead, and to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the state of Delaware may permit or require with respect to any matter referred to be voted on by the stockholders of the Company. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM

(c) No Proxies for or Encumbrances on Non-Apollo Group Holder Shares. Except pursuant to the terms of this Agreement, during the Term, neither the Trustee nor any Stockholder shall, without the prior written consent of Apollo Management, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any such Non-Apollo Group Holder’s Shares other than the Trust Agreement for the Company’s 2003 Deferred Compensation Plan, or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Non-Apollo Group Holder’s Shares.

Section 7. Notices.

In the event a notice or other document is required to be sent hereunder to the Company or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company or any Holder or spouse or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

Section 8. Miscellaneous Provisions.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(c) This Agreement shall be binding upon the Company, the Non-Apollo Group Holders, any spouses of the Non-Apollo Group Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(d) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Holders having the Required Voting Percentage, provided, that this Agreement may be amended by the Company without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provisions with respect to matters or questions hereunder as the Company may deem necessary or advisable so long as such action does not affect adversely the interest of any Holder.

(e) This Agreement shall terminate automatically upon: (i) the dissolution of the Company; (ii) the occurrence of any event which reduces the number of Holders to one in accordance with the terms hereof; or (iii) the consummation of a Control Disposition.

(f) Any Holder who disposes of all of his, her or its Common Stock and Preferred Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

(g) The spouses of the individual Non-Apollo Group Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock and Preferred Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Non-Apollo Group Holder for any reason shall not have the effect of removing any Common Stock and Preferred Stock of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Non-Apollo Group Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(h) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor or any Note tendered to it for transfer, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(i) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(k) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(l) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of Delaware. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(m) No course of dealing between the Company, or its subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(n) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

(o) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(p) No Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(q) If, and as often as, there are any changes in the Common Stock or Preferred Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or Preferred Stock as so changed.

(r) No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(s) In the event additional shares of Common Stock or Preferred Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock or Preferred Stock, such additional shares of Common Stock or Preferred Stock, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

(t) Notwithstanding anything to the contrary contained herein, the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

(u) In the event that any member of the Apollo Group becomes an owner of Common Stock or Preferred Stock of the Company, such member shall automatically become a party to this Agreement and this Agreement shall be amended and restated to provide that the Apollo Group or a designee of the Apollo Group shall have all of the rights of the Apollo Group hereunder.

*     *     *     *     *

This Agreement is executed by the Company and by each Holder and spouse of each Non-Apollo Group Holder to be effective as of the date first above written.

COMPANY UAP HOLDING CORP.

By:	/s/ Todd Suko

	Name:	Todd Suko
	Title:	Vice President

HOLDERS APOLLO INVESTMENT FUND V, L.P.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
	Name:	Marc Becker
	Title:	Authorized Signatory

APOLLO OVERSEAS PARTNERS V, L.P.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
	Name:	Marc Becker
	Title:	Authorized Signatory

APOLLO NETHERLANDS PARTNERS V (A), L.P.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
Name: Marc Becker
Title: Authorized Signatory

APOLLO NETHERLANDS PARTNERS V (B), L.P.

By: Apollo Management V, L.P., its Manager

By: AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
Name: Marc Becker
Title: Authorized Signatory

APOLLO GERMAN PARTNERS V GMBH & CO. KG

By: Apollo Management V, L.P., its Manager

By: AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
Name: Marc Becker
Title: Authorized Signatory

NON-APOLLO GROUP HOLDERS

/s/ Kenneth Cordell	/s/ David Bullock

KENNETH CORDELL	DAVID BULLOCK

/s/ Bryan Wilson	/s/ Terry Fuhrman

BRYAN WILSON	TERRY FUHRMAN

/s/ Dave Tretter	/s/ Kent Mcdaniel

DAVE TRETTER	KENT MCDANIEL

/s/ Robert Boyce	/s/ H. James Benshoof

ROBERT BOYCE	H. JAMES BENSHOOF

/s/ William Page	/s/ Todd Suko

WILLIAM PAGE	TODD SUKO

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Investor Rights Agreement dated as of the Original Issue Date, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock and/or Preferred Stock of UAP Holding Corp., a Delaware corporation (the “Company”), subject to the terms and conditions of the Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock and/or Preferred Stock acquired by Transferee, and certain other shares of Common Stock, Preferred Stock, and other securities that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock, Preferred Stock, and other securities referred to above and in the Investor Rights Agreement, to the terms of the Investor Rights Agreement.

A-1

ANNEX I

(i) If to the Company:

UAP Holding Corp.

c/o Apollo Management, L.P.

1301 Avenue of the Americas

38th Floor

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

    with a copy to:

O’Melveny & Myers, LLP

30 Rockefeller Center

New York, NY 10112

Facsimile: (212) 408-2420

Attention: Adam K. Weinstein, Esq.

(ii) If to the Apollo Group:

Apollo Management, L.P.

1301 Avenue of the Americas

38th Floor

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

    with a copy to:

O’Melveny & Myers, LLP

30 Rockefeller Center

New York, NY 10112

Facsimile: (212) 408-2420

Attention: Adam K. Weinstein, Esq.

(iii) If to any Non-Apollo Group Holder, to the address set forth with respect to such Non-Apollo Group Holder in the Company’s records.

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II-1